GOLD TORRENT

(INCORPORATED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA)

NUMBER
CERT.9999

SHARES
9,000,000*******
9,000,000*****
****9,000,000*******
*****9,000,000******
******9,000,000*****

THIS CERTIFIES THAT

** SPECIMEN **

is the registered owner of

CUSIP: 38075D101
ISIN: CA38075D1015

* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

GOLD TORRENT (CANADA) INC.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
TSX Trust Company
Toronto, Ontario, Canada, and
Vancouver, British Columbia, Canada.
Main Transfer Agent and Registrar

OR

COUNTERSIGNED by
Island Stock Transfer
15500 Roosevelt Boulevard, Suite 301
Clearwater, FL 33760
Transfer Agent & Registrar

By______________________
AUTHORIZED OFFICER

By______________________
AUTHORIZED OFFICER

Daniel Kunz
Chief Executive Officer

Alexander Kunz
Chief Financial Officer

The Shares represented by this Certificate are transferable at the offices of TSX Trust Company, Toronto, Ontario, Vancouver, British Columbia Canada, and at the offices of Island Stock Transfer, Clearwater, Florida, USA.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

6122277

____

____ Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises.

Dated: ____________________________

Signature: ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION

Guaranteed by: ___________________________________

999999

RITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

S WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING
RMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

R FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE
IGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.